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[VERITEC INC LOGO]
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FOR IMMEDIATE RELEASE               CONTACT: BARRY ZEVAN -- VP, PUBLIC RELATIONS
JANUARY 31, 2007                                                    763-253-2670

              MAJOR PATENT GRANTED TO MINNESOTA-BASED VERITEC, INC.
                     Significant technological breakthrough

Golden Valley, Minn. --- January 7, 2007, the U.S. Patent Office granted Veritec, Inc., of Golden Valley, MN, U.S. patent number 7,159,780 for an advanced two-dimensional symbology reading system. Chief Design Engineer, Michael Christian is the inventor. The patented technology overcomes reading and decoding issues prevalent in earlier reader designs, particularly when only a portion of the two-dimensional code is readable, and exceeds micro-chip durability, reliability and longevity. As a result, this newly-patented Veritec technology significantly improves both decoding accuracy and efficiency.

The newly-granted patent clearly establishes and protects Veritec's proprietary two-dimensional symbology reading and decoding systems and substantially enhances the company's product advantages in several markets such as the LCD panel manufacturing industry and the personal ID, banking and credit security areas of business. The new technology is marketed under the VeriCode(R) product brands and license agreements for use of the new technology, worldwide.

ABOUT VERITEC, INC.
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Veritec was incorporated in the State of Nevada, September 8, 1982, for the
purpose of developing, marketing and selling a line of microprocessor-based encoding and decoding system products that utilize Matrix Symbology(TM) or 2-Dimensional Bar code technology originally invented by the founders of Veritec as described in United States Patents 4,924,078, 5,331,176 and 5,612,524. As more fully described below, these patents are owned by Veritec's wholly-owned subsidiary, VCode Holdings, Inc.

For over 10 years, Veritec's encoding and decoding systems allow a manufacturer, distributor, reseller or user of products, to create and apply unique identifiers to the products in the form of a coded symbol. The coded symbol containing the binary encoded data applied to the product enables automated manufacturing control, together with identification, tracking, and collection of data through cameras, readers and scanners also marketed by Veritec. The collected data is then available for contemporaneous verification or other user-definable purposes.

For 2007, Veritec is making its presence known in the secure identification and banking markets by introducing its new "multi-purpose-all-in-one" card, named the VSCard(R). The VSCard(R) has successfully combined both a Visa debit card and an identity card to create a multi-functional ID card with unique banking and security capabilities. The VSCode(R), with unparalleled robustness, security features, and data storage capacity up to 4,000 bytes, stores the owner's fingerprint minutiae along with other critical personal information. The VSCode(R) is placed on the back of the card along with a magnetic strip, a signature, and the name of the issuing bank. The front of the card has a picture ID and VISA logo. Please visit Veritec's website at www.veritecinc.com to learn more about the VSCard(R) and its unprecedented capabilities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
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This news release contains forward-looking statements within the meaning of the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason unless otherwise required to do so by SEC Regulations.